[Logo] NACCO INDUSTRIES, INC.

                                       CEO
                                  PERSPECTIVES

                             Alfred M. Rankin, Jr.
                Chairman, President and Chief Executive Officer
                             NACCO Industries, Inc.
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                                CEO Perspectives

                                  INTRODUCTION

Dear Stockholder:

     From 1991 through 1995, NACCO's annual reports included a CEO Perspective section. Each of those CEO Perspectives dealt with aspects of corporate governance and management structure and approach, which I considered important to NACCO's effective operation. The topics covered were Corporate Governance, Executive Compensation, Generating Constructive Change, Financial Performance Measurement, and NACCO's Strategy for Long-Term Wealth Creation. I believe that the principles outlined in these CEO Perspectives present a cohesive structure for governance, oversight and corporate direction that has worked well for NACCO. Given the recent public focus on these matters, we have decided to republish these articles in a single document to reconfirm to our stockholders the approach our company is following in these important areas.

     Limited editing of the original articles has been made to eliminate duplication unnecessary in a single publication and to remove material that was specific to particular years but which is no longer relevant. In addition, I have added a new Part 2 to the CEO Perspective on Corporate Governance to address aspects of Board of Directors operation which were not covered in the 1992 CEO Perspective, but which have always been very important and are currently very topical.

     Your Board and management take our duty to our stockholders very seriously. Over an extended period, we have made a concerted effort to think through these important governance, oversight and corporate direction matters to ensure that the highest standards of fiduciary responsibility and corporate effectiveness are being met. We believe our approach has provided additional safeguards to ensure that NACCO has minimized the risk of corporate abuses, including the kinds of abuses which have been publicized in the media in recent years. While our proactive approach does not guarantee satisfactory financial performance and growth (we have a significant execution task ahead of us in this area, as outlined in our 2003 Annual Report), we firmly believe that maintaining the highest level of integrity in these matters is a critically important component of our responsibility to our stockholders.


/s/Alfred M. Rankin, Jr.
ALFRED M. RANKIN, JR.
Chairman, President and Chief Executive Officer
NACCO Industries, Inc.

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                                CEO Perspectives

                                    CONTENTS

Corporate Governance                                  1
Corporate Governance (Part 2)                         4
Executive Compensation                                7
Generating Constructive Change                       10
Financial Performance Measurement                    14
NACCO's Strategy for Long-Term Wealth Creation       16

                                CEO Perspectives

                             CORPORATE GOVERNANCE*

     At NACCO Industries, Inc., a disciplined analysis of corporate governance has brought us to what we believe is a more effective way of managing the relationships between stockholders, the Board, the Chief Executive Officer, the strategic business units, and any management levels above the strategic business level.

     Our first step was to clearly identify NACCO's strategic business units, the baseline elements on which corporate governance must be imposed, since they are by definition entities without significant synergy opportunities with other units. NACCO is made up of four such strategic business units: coal mining, forklift trucks, electric housewares, and a kitchen goods retail store chain. Against this backdrop, the governance approach we have adopted at NACCO is rooted in the following four key elements:

BUSINESS UNITS TRULY STAND ALONE
     We have organized our individual strategic business units as truly stand-alone businesses. Each operates essentially as a full-service subsidiary company with a complete income statement and balance sheet, a Chief Executive Officer with full responsibility, and pay-for-performance compensation tailored to its needs.

BOARD OF DIRECTORS RESTRUCTURED
     In a step which I believe is relatively unique, we have established separate, real Boards of Directors and have all of the usual Board committees for each strategic business unit. This approach provides Board oversight at the strategic business unit level, where strategy and operational activity occur and, therefore, where oversight is really needed. Strategic business unit Boards are integrated with the corporate Board through a core Board concept, in which all 12 members of the parent company Board are also core Board members of each unit. This structure enables us to maintain a cohesive overall view and meet our fiduciary responsibilities to our corporate stockholders.

BOARD OVERSIGHT ROLE GIVEN REAL TEETH
     To make this subsidiary Board approach work effectively, we believe four key elements are required. First, the parent company Chief Executive Officer acts as the representative of the core Board in the capacity, in effect, of

*Originally published in NACCO's 1992 Annual Report

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non-executive chairman of each strategic business unit. This full-time position, assisted by the few others with oversight functions at the corporate center, gives the subsidiary Board the independent, informed basis for exercising effective oversight. The business unit Chief Executive, who reports directly to his Board, is responsible for his business. As a result, the role of the corporate center is to exercise oversight as representatives of the NACCO Board and its stockholders, as opposed to being intervening layers of management.

     Second, each business provides an extremely full and free flow of in-depth financial and management information so that the key drivers of the business always can be monitored effectively. Nothing is hidden. We believe this practice not only informs the Boards, but enhances the sense of accountability and responsibility within the strategic business unit.

     Third, the corporate center and the Board exercise, in large measure, control of strategic business unit compensation and senior personnel matters.

     Finally, the Board and the corporate center instill a sense of urgency and a focus on disciplined thinking in strategic and operating matters. We help ensure that each unit's strategic vision is satisfactorily defined, not so much in terms of financial targets and results, but in terms of driving concepts that will help ensure strategically sustainable competitive advantage over the long term. Each unit must present to its Board its strategies against the competition in the areas that drive success, such as product design cost and performance positioning, product price-value positioning, product manufacturing cost strategy, and distribution and sales force strategy. We also monitor execution of key projects and help assure that significant operating issues are brought to each Board's attention and are soundly addressed by management.

ADDITIONAL CORPORATE CENTER ROLES
     Properly addressing governance and oversight does not preclude other roles for the corporate center provided they truly add value. However, a skeptical view is important since such roles can easily lead to layering which does not add value. At NACCO, the holding company's small staff of about 40 people adds value in three additional ways.

     First, it carries out public company responsibilities for the group.

     Second, it performs those few services which we believe are better provided centrally, including internal audit for control reasons, as well as some acquisition and divestiture and bank loan negotiation, because these are specialized skills not frequently needed by the units.


                                       2
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     Third,  we provide limited  consulting on a few key strategic,  operational and financial issues with a small staff who work together with strategic business unit personnel. This staff applies its analytical expertise to targeted studies approved by the strategic business unit Chief Executive Officer, and its efforts are proving to be instrumental in generating constructive change in the strategic business units, which typically have excellent business knowledge but lack time, experience and skills in analytical work.

                                     ###

     In summary, we believe our approach to corporate governance - stand-alone strategic business units, a restructured Board, oversight with real teeth, and value-adding corporate center roles - revitalizes the concept of a public company board. It binds the Chief Executive Officer of the parent company, armed with a small staff, to the Board members in the common interests of the stockholders. The key relationship in this structure is the separation of strategic business unit management from control of the Board. We strive for a professional but independent relationship between each strategic business unit Chief Executive Officer and his Board. Cozy relationships do not develop.

     This approach leads to a strengthened ability of the Board to act aggressively in support of stockholder interests and to force needed changes which would not otherwise occur. It restores a check and balance system, which was the cornerstone of the original independent Board concept, and adds back, in a new form, the linkage between ownership and effective oversight. Further, it recognizes that, while multiple strategic business unit companies may not need centralized management, they need effective oversight at the strategic unit level.

     We believe that governing our company in this way positions the parent company to, as Peter Drucker has put it, maximize the long-term wealth-producing capacity of our strategic business units in terms of market standing, innovation, productivity, and people and their development.

     It is not our objective to act as a trustee for the best-balanced interest of various stakeholders nor to maximize stockholder value (stock price) on a short-term basis, neither of which seems to us to provide a sound basis for actually managing strategic business units. In turn, we hope this approach to governance will increase the likelihood of long-term, as opposed to trader, ownership of our shares; in this environment, we can focus more effectively on long-range business results and not on stock market levels driven by interest rates and short-term business conditions. That is, I believe, how stockholder wealth-producing capacity can be maximized and how investors really make money.

                                     ###


                                       3
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                                CEO Perspectives

                         CORPORATE GOVERNANCE (PART 2)*

     I believe that the principles outlined in the 1992 CEO Perspective on Corporate Governance have stood the test of time and remain a sound framework for NACCO. That CEO Perspective, however, was focused primarily on managing the relationships between stockholders, the Board, the parent company CEO, senior managers, and NACCO's operating subsidiaries. Given the intense scrutiny of governance matters which has grown out of recent well-publicized corporate abuses, I believe this is an appropriate time to elaborate on other aspects of governance that NACCO has followed to avoid issues in three key potential problem areas: accounting integrity; management self-dealing and undue enrichment in compensation matters; and Board oversight of management. I believe that most of the abuses of recent years can be traced back to shortcomings in these three interrelated areas, and that properly addressing four key elements of corporate governance can help significantly in preventing these kinds of corporate abuses. I believe that NACCO has effectively addressed each of these four key elements.

A STRONG AUDIT COMMITTEE
     First, NACCO has in place a strong audit committee to help ensure accounting integrity. The members of NACCO's Audit Review Committee are independent  of  management  and  have a  breadth  of  experience  and  range of qualifications, which permit them to exercise their duties very effectively. Their responsibilities include selection of the Company's outside auditor, active review of key accounting technical and judgment matters, review of public financial filings and press releases, review of corporate public reporting policies on such matters as earnings guidance policy (we do not give earnings guidance) and the use of proforma earnings (we do not use them), and oversight of the Company's corporate compliance program. Finally, the Committee's procedures are designed to ensure active involvement through periodic, regularly scheduled private meetings with our outside auditors and our internal auditors, and through independent access to the Company's internal and external legal counsel as needed. In addition, the Committee Chairman has regular private discussions with the outside auditor, generally prior to each meeting of our Audit Review Committee.

* May 2003

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A STRONG COMPENSATION COMMITTEE
     Second, NACCO has a strong Compensation Committee to help ensure that there is no management self-dealing and no undue enrichment of management or Directors in compensation matters. All of the members of NACCO's Compensation Committee are independent of management, and the Committee meets regularly in private, without management. The Committee's responsibilities include engaging one, and periodically more, independent outside consultants of its own choosing, and administering the compensation system along the lines of the principles outlined in the 1991 CEO Perspective on Executive Compensation. In particular, the Committee establishes clearly and comprehensively defined total target compensation levels for each management position, including salary, and short-term and long-term incentive compensation targets.

     The Committee also plays a key role in ensuring that well thought through, very disciplined, performance-based, incentive compensation mechanisms are utilized to deliver incentive compensation which is closely linked to specific business objectives of each of our companies, and which is aligned with our stockholders' long-term interests. For example, at the parent company, our long-term incentive compensation plan provides for payments to be made in fully vested but restricted stock, which must be held for 10 years. Restricted stock is used rather than stock options because we believe that stock grants provide a clearer statement of compensation value received in relation to company performance and better links future value to long-term stockholder returns. Similarly, long-term incentive compensation plans at our subsidiary companies generally use awards based on subsidiary book value appreciation programs linked to subsidiary performance, for which future value is determined by compounding over an extended period.

A STRONG ROLE FOR THE BOARD OF DIRECTORS
     Third, NACCO's organization structure creates a strong role for its Board of Directors in providing effective oversight of management. Further, I believe that this organization structure, which includes truly stand alone strategic subsidiaries, separate, real Boards of Directors for each strategic subsidiary, and the close integration of the subsidiary company Boards with the parent company Board through a core Board concept, has stood the test of time and works very effectively for us.

     All Directors, except for the parent company CEO, are independent of management, and only one other Director maintains a professional relationship with the Company. We strive to have experienced, strong, independent-minded,


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outspoken Board members.  All Directors have long-term  equity  positions in the
Company. A minimum of 50 percent of Board members' annual retainers is paid in restricted shares of Company stock, which generally cannot be sold for 10 years.

     The parent company Chief Executive is, in effect, the non-executive chairman of each of the subsidiary company Boards. This helps ensure that each company's business agenda is focused on key strategic and operating issues. Further, subsidiary Board meetings are supplemented by quarterly parent company Board meetings which, in effect, constitute regular executive sessions for each of the operating subsidiaries, since the subsidiary CEOs are not present. Active Board discussions, which occur against the backdrop of the governance structure outlined in the 1992 CEO Perspective on Corporate Governance, are key features of the separate Board meetings that are held for NACCO as well as for each of its subsidiaries. In sum, I believe that our organization structure ensures thoughtful, arm's length oversight of operating management, including the CEOs of the subsidiary companies and of the parent company.

A STRONG NOMINATING AND GOVERNANCE COMMITTEE
     Fourth, the strong Board role outlined above is brought to life by a strong nominating and governance committee function. At NACCO, this is carried out by the Nominating, Organization and Compensation Committee. At its core, this Committee is responsible for identifying and recruiting Directors who meet NACCO's rigorous qualification standards. Without strong, independent, outspoken Board members, our organizational structure would not be as effective as it is. In addition, the Committee is ultimately responsible for the selection, review and compensation of the Chief Executive Officers and senior managers of NACCO and each of its subsidiaries who ultimately run our operations.

                                     ###

     Overall, I believe that NACCO's corporate governance structure serves NACCO's stockholders extremely well. It creates a fabric of active responsibility throughout its Boards and Board committees that results in diligent oversight to help ensure the integrity of its accounting, to help ensure that there is no self-dealing or undue enrichment of management, and to help ensure the quality of management's business judgments as the basis for sound decision-making.

                                      ###


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                                CEO Perspectives

                            EXECUTIVE COMPENSATION*

     At NACCO, in the early 1990s, we radically restructured our managerial pay program in ways I believe more effectively support our stockholders' interests. At the core of this restructuring is a strong link between an executive's target total compensation and individual and company performance. Following rigorous job evaluation to ensure internal equity, we have comprehensively defined target total compensation for solid performance for each position explicitly in dollar terms as the sum of salary and perquisites; short-term and long-term incentives, each as a percentage of salary midpoint; insurance benefits; and retirement contributions. Further, we offer opportunities for executives to earn truly superior pay for outstanding results, but link this with significantly reduced pay for weak results. While our objective is to provide competitive compensation at target, we tend to be skeptical about uncritical use of competitive surveys which can often result in chasing compensation to higher and higher levels. This problem is especially prevalent in good times when surveys tend to report higher average compensation, establishing new norms for all times - good and bad.

     The five elements of our pay program, tailored to each strategic business unit's individual needs, are familiar, but our approach overall is far from standard.

          BASE SALARY AND PERQUISITES. Our base salaries take into account competitive surveys. However, we convert target levels of perquisites for senior executives into fixed dollar amounts - and pay this in cash. This clean approach recognizes that perquisites are largely just another form of compensation, reduces the criticism which can be aimed at perquisites such as country clubs and cars, and minimizes record keeping and tax concerns.

          SHORT-TERM INCENTIVES. Our annual incentive plans at target performance provide a target percent of salary midpoint depending on the position. Roughly 60 percent of the target award is tied to the annual plan's operating and financial objectives, with the other 40 percent typically based on return on capital performance to ensure stockholder protection.

* Originally published in NACCO's 1991 Annual Report


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          LONG-TERM   INCENTIVES.   Our  long-term  incentive  plans  at  target
          performance provide a target percent of salary midpoint, unless the amount is currently taxable, in which case the targets are somewhat higher. We make specific dollar denominated awards each year based on performance against long-term objectives. We do not grant stock options because we believe the likely payment is unclear both in amount and in its relationship to performance, and stockholders usually suffer dilution upon exercise. At the parent company, the cash award, based on the level of return on equity performance, will be converted into a grant of restricted but vested stock. At our subsidiaries, we have increasingly used book value appreciation programs; however, multi-year target plans tailored to individual unit needs and achievement of enhanced stockholder value also have been used. All of these plans, however, require truly long-term commitment. Cash withdrawals or stock sales are generally not permitted for 10 years. In effect, the award amount is invested in the enterprise for an extended period to strengthen the tie between stockholders' and managers' long-term interests. I believe the purpose of long-term incentive programs should be to accumulate capital through the success of our businesses. To the same end, half of our Directors' fees also are paid in the form of restricted stock.

          INSURANCE BENEFITS. In both health and life insurance benefits our watchword is affordability. In health insurance, we provide the same plans for all employees, both salaried and hourly. While our programs are competitive with other appropriate industries, we have phased out early retirement medical subsidies and facilitate (but do not pay for) purchase of retiree medical insurance to supplement medicare. Life and disability insurance are generally tied to a competitive multiple of pay. In both areas, an increasing number of plans permit flexible selection of benefits by the employee.


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          RETIREMENT.  We have moved from  defined  benefit  programs to defined contribution programs and generally augment these with 401(k) plans, sometimes with a match to encourage employee saving. The total company contribution is targeted at a competitive level as a percentage of salary, and increasingly all employees, both salaried and hourly, are in the same plans. These new plans are distinctive in two other key ways: (1) we are making annual contributions based on age to provide equal benefits as a percentage of pay at age 65 for each year worked, and (2) we use a benefits-for-performance concept, which ties a
          portion  of  the   contributions  to  individual   business   results.
          Generally, each business unit's return on equity performance against target determines the contribution amount. I believe this approach, properly communicated, is very effective in helping to motivate our employees to work toward the common interest of building each company's financial and strategic health, as well as stockholder value.

                                      ###

     By  providing a well  thought-out,  total  pay-for-performance  package,  I believe we are able to reward our key managers with competitive total compensation awards for achievement of specific goals, while at the same time making them long-term stakeholders in the company. In difficult times, payouts under key elements of these plans are very low. Over the years, of course, we as managers are determined to earn incentive pay significantly greater than 100 percent of target by delivering outstanding performance. I expect that stockholders' confidence in us will be reinforced by the clear connection between their interests and our executive pay levels.

                                      ###


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                                CEO Perspectives

                        GENERATING CONSTRUCTIVE CHANGE*

     I believe that over the last few years our Company has established a successful mechanism for generating constructive change. In earlier annual reports, I have outlined in the CEO Perspective our thoughts on corporate governance and executive compensation as they should apply to our Company. While this structure appears to be serving the Company well and has begun to withstand the test of time, the structure itself does not inherently drive constructive change. Rather, the structure is only a vehicle for reinforcing the process of constructive change which is necessary to accomplishing our goals.

GENERATING CONSTRUCTIVE CHANGE
     We believe our success in driving constructive change results from a focus of the oversight process on encouraging constructive change, rigorous and comprehensive identification of what needs to change, sound project execution management, the high impact use of our parent company internal consulting group, and a role for the parent company Chief Executive Officer which is clearly focused on generating constructive change.

ENCOURAGING CONSTRUCTIVE CHANGE
     The oversight approach we follow is one which focuses on encouraging constructive change. We do not focus on reviewing and approving strategic and operating decisions proposed by the business units. We believe that the business unit managers must ultimately make these business judgments, since they should be most knowledgeable about the business. At the parent company level, on the other hand, we can help ensure disciplined thinking on key operational matters by requiring excellence and rigor in the decision-making process and a clear focus on aspects of the business in which change is of long-term importance. We constantly encourage the search for change which enhances long-term competitive advantage, rather than focus on disciplined achievement of budgets or long-term financial objectives. We are convinced that properly executed constructive change programs built on a concept for competitive advantage will lead to sound market share and financial results. This environment of encouraging constructive change, however, must be followed by a rigorous process for identification of where that change is needed.

* Originally published in NACCO's 1994 Annual Report

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IDENTIFICATION OF NEEDED CHANGE
     Each business unit provides as a baseline an extremely full and free flow of in-depth financial and management information on strategic and operating matters. Nothing is hidden. We believe this practice not only informs Board and parent company oversight but also enhances the sense of accountability and responsibility within the strategic business unit.

     Against this backdrop we try to ensure that over time essentially every strategic and operating area of each strategic business unit is reviewed against a test of excellence. In strategic matters we expect the vision for sustainable competitive advantage to be clear, and that the driving concepts for attaining it to have change programs identified where they are needed. If rigorous assessment of what to do in relation to the competition in key business area drivers is not available, we undertake sufficient analysis to determine whether change is needed. Essentially, every time rigorous analysis is not available, a change opportunity of significance has been identified. Examples of areas where analysis has been undertaken are: product design cost and performance positioning, price-value positioning for each of our products, product manufacturing cost strategy, distribution strategy, and sales force effectiveness strategy.

     In operating matters we assess key generic operating activities and key functional capabilities to identify areas where constructive change is needed. These operating matters range broadly and could include, as examples, human resource policies, sales force effectiveness procedures, and value improvement programs.

PROJECT EXECUTION MANAGEMENT
     Over time, a list of key projects in both strategic and operating areas of each business evolves out of this process of identification of major change requirements, or the need, in some cases, for continued project oversight to ensure excellence. The list is constantly updated to reflect completion of projects and identification of new projects. The list of projects also leads directly to a formal disciplined assessment by the subsidiary Chief Executive Officer, in concert with the parent company Chief Executive Officer, on how best and over what time frame to accomplish each project. Some are straight-forward functional projects. Others require multifunctional teams. For all projects, we develop hypotheses, conclusions and action steps for implementation based on rigorous fact-based analysis. Project plans and conclusions are then often reviewed with the subsidiary's Board of Directors.


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     Recent projects  managed in this way have included:  at North American Coal
Corporation an assessment of our coal reserve position strategy and an administrative cost reduction study; at Kitchen Collection a detailed assessment
of   an   alternative    market   channel   growth    strategy;    at   Hamilton
Beach/Proctor-Silex a manufacturing location and production consolidation plan, a brand name strategy, channel and customer strategies, and a sales force effectiveness study; at NACCO Materials Handling Group a component commonality strategy, a worldwide assembly and component sourcing strategy, a product performance and feature, cost, and price-positioning strategy, and a dealer structure and operations improvement strategy.

PARENT COMPANY INTERNAL CONSULTING CAPABILITY
     The NACCO parent company consulting group, provided by the parent company as one of the few services to our subsidiary companies, has become a critical element in driving to successful completion important, complex change programs in our strategic business units. For some projects the strategic business units have the full set of skills required to carry out their programs resident in the units. For others, this has not been the case, particularly when highly disciplined, trained, analytical skills are critical to creative solutions to projects. Further, often those business unit managers who might develop the needed approaches simply do not have the time to do so in light of day-to-day operational responsibilities. As a result, our small consulting staff, with its strong analytical skills, working together with business unit personnel who have excellent business knowledge, undertakes targeted studies approved by the subsidiary and parent company Chief Executive Officers. Often, the leadership of these team efforts is provided by the consulting unit, which over time has come to know our businesses well because of the staff's continuity of involvement. We believe this consulting capability has greatly enhanced our problem-solving capability.

ROLE OF PARENT COMPANY CHIEF EXECUTIVE OFFICER
     In my view, the role of the parent company Chief Executive Officer is critical to making sure this process of generating constructive change is accomplished as effectively as possible. With stand-alone Chief Executive Officers responsible for day-to-day decisions of full-service subsidiaries reporting to their own Boards, the parent company Chief Executive Officer is positioned to act independently as the full-time representative of the parent company Board. This structure provides the basis for informed, in-depth oversight by the parent company Chief Executive Officer to ensure that constructive change is driven forcefully in both change program identification and in execution monitoring, all with a high standard of excellence.

     This focus of the parent company Chief Executive Officer on forcing constructive change is reinforced by independence from the business units, and backed up by the responsibility, ultimately, to change senior business unit leadership which is unable to carry out this kind of change process. On the other hand, the effective interplay between parent company oversight and key executives of the business unit is pivotal, since mutual agreement must be achieved on the change programs needed, the level of excellence of the process of developing recommendations, and of project implementation effectiveness, all without making the decisions themselves at the parent company level.

     This approach tends to require somewhat different Chief Executive Officer managerial skills at the parent company level from those critical to managing a single strategic business unit. While this approach demands real understanding and familiarity with the requirements of leading a strategic business unit, the skills used are often closer to those of a consultant than to those of a strategic business unit Chief Executive Officer. This is true both in general oversight, in which the emphasis is on problem identification and problem solving rather than on review and approval activities, as well as in supervising the consulting group.

                                      ###

     We believe that this overall process of management is helping to ensure a high level of constructive change with an appropriate sense of urgency in our Company. This change is focused on ensuring long-term competitive advantage by trying to maximize the wealth-producing capacity of our strategic business units in terms of market standing, innovation, productivity, and people and their development. In a broad sense, we believe it is this process of generating constructive change which will allow us to achieve our aspirations of earning outstanding returns on the capital invested in our businesses while still permitting attainment of long-term competitive advantage.

                                     ###

                                CEO Perspectives

                       FINANCIAL PERFORMANCE MEASUREMENT*

     We believe that return on equity is a key determinant of long-term value generation for our stockholders, but one which must be put in thoughtful perspective to ensure that it is used appropriately as a measuring stick for the Company's current and future performance.

     We believe that the first step in analyzing our relative return on equity is to recognize that the return on equity of our Company and that of the S&P market composite contain two very different elements. On the one hand is return on tangible assets committed to the business, and on the other is the impact on returns of goodwill financed within the business.

          Return on tangible assets is the basis for direct competition between companies. It represents the deployment of capital into working business assets to provide a return to the stockholders of the business. Further, we have found that since this is the basis for direct competition between companies, this measure is useful in determining the performance of our business units relative to other companies.

          On the other hand, return on equity in total assets measures our performance not only on tangible assets, but also on our investment in goodwill. Goodwill, in a broad sense, represents the additional value necessary to bring the value of the return on the tangible assets committed to the business to market value. This goodwill value in most companies is located largely outside the business enterprise and is represented by the difference between the publicly traded market value of the Company's shares and the recorded book value of its shares. However, when the Company has purchased assets at a price greater than book value, the goodwill is placed on the internal books of the Company. The greater the internal investment of goodwill as a percentage of tangible assets, the higher the return on tangible assets required to achieve a market return on total assets. This measurement provides, we believe, a useful perspective to our stockholders on how our business units are performing in terms of market-based returns in light of our investment in goodwill.

* Originally published in NACCO's 1993 Annual Report

     NACCO Industries has substantial unamortized goodwill, compared to the tangible assets on its books, as a result of several acquisitions at market prices considerably higher than historical book values. Three acquisitions (Yale, Proctor-Silex and Kitchen Collection) used company funds to acquire investment opportunities for our stockholders. Two other acquisitions were made for internal strategic reasons: adding Hamilton Beach to Proctor-Silex and Hyster to Yale in order to make stronger strategic business units.

     We believe that all of these acquisitions have been consistent with our objective that taxable stockholders maximize their after-tax returns from long-term ownership of the shares of our company. This objective recognizes that dividends in the hands of taxable stockholders would (otherwise) be taxed before stockholders could invest the funds for themselves. Further, we believe it follows from the distinction between tangible assets and goodwill that we must also meet the joint financial objectives of having a fully competitive return on tangible assets consistently over time, and at least a market return over time on any invested goodwill and its associated tangible assets.

                                     ###

     In summary, we believe that the returns on tangible assets of our businesses generally have been quite sound. We also believe that improvements can be achieved. These improvements should, at a minimum, make demanding market returns on tangible assets and their associated goodwill a reasonable possibility for NACCO in total. Further, these returns should be especially attractive to taxable long-term stockholders. They will be tax advantaged because the market price acquisitions of our businesses used internal company funds, not subject to a dividend tax, and because of the use of significant internal borrowing leverage as well. Overall, as cash flow is generated which is not needed for growth in tangible equity in our existing businesses, debt in excess of our target can be converted to equity. Additional cash generated can then be deployed in acquisitions related to existing businesses, in new business opportunities or in dividends. These decisions will be made in light of our objective of maximizing long-term, after-tax returns for our stockholders.

                                     ###

                                CEO Perspectives

                NACCO's STRATEGY FOR LONG-TERM WEALTH CREATION*

     In our annual reports and other communications, we have emphasized that NACCO's core objective is to maximize long-term wealth creation for our stockholders.

WEALTH-CREATION PROSPECTS OF NACCO'S BUSINESSES
     We believe that the wealth-creation potential of NACCO's businesses is excellent. Performance at each of our businesses is on track, with each at, or moving toward, target profitability levels. All of our businesses have significant growth potential, and we anticipate significant free cash flow from each over time.

     In short, we believe that the engine of wealth-creation - the performance of our existing businesses - can perform very well, and we intend to try to keep it operating well into the future through our improvement and growth programs.

REINVESTMENT OF CASH
     As free cash flow is generated by our businesses, our objective is to invest that cash in opportunities with the potential to achieve sound returns. Our first priority is to invest wisely in the businesses we have. In recent years, we have invested both in capital equipment and annual expenses for new product development, manufacturing productivity improvement, marketing position enhancement and capacity additions.

     In addition to these internal investments, we are actively looking for acquisition prospects which mesh synergistically with the businesses we have today. An example is the acquisitions of DECA and ORMIC in Europe, which expanded NACCO Material Handling Group's European product line offered to our dealers and to our ultimate customers to a full line by adding warehousing products.

     Given current high market prices, we believe that attractive new strategic business unit acquisitions are currently unlikely, but we would expect to consider this approach if more moderate valuations occur. We would want an acquired company to earn a minimum of 12 percent return on our investment and 15 percent return on equity in properly capitalized tangible assets.

* Originally published in NACCO's 1995 Annual Report

     Our broad preference continues to be to find sound investments rather than to increase NACCO's dividends substantially. We believe this approach is advantageous for stockholders because of the potentially substantial benefit of allowing internally generated cash to compound at attractive return rates over time. Further, to meet stockholder cash objectives, stock can be sold. For taxable stockholders, capital gains income from the sale of stock has a clear tax advantage over ordinary income from dividends, a benefit which is higher if the tax basis in the stock is high. Indeed, a voluntary decision to be taxed rather than the imposition of tax as a result of dividends provides our stockholders, a substantial majority of whom are taxable, both the flexibility to compound returns on a pre-tax basis and a lower tax rate when any sales are made.

     In summary, our perspective at this time on using cash is to meet the needs of our existing businesses by investing to enhance their profitability and to take advantage of growth opportunities; to invest in synergistic acquisitions for our existing businesses; and to bring our businesses to target debt-to-total capitalization ratios of 35 percent. We will then consider various options for investing any additional cash, but will not invest in new strategic business units unless valuations allow us to achieve our target returns, which seems unlikely in the current market environment.

RETURNS TO THE STOCKHOLDERS
     One of our key objectives is to achieve consistently high levels of financial performance in the years ahead. To encourage recognition of our prospects in the market, we will continue to provide in-depth information on our Company and its prospects so that investors can understand and appreciate our current businesses and their prospects. Our hope is that stockholders who understand the programs and investments we have put in place, the substantial achievements and market position of our businesses, and the returns on NACCO's equity and on equity in properly capitalized tangible assets of each of our businesses will be rewarded substantially over the long term in the market for NACCO's stock.

     NACCO's low multiple relative to the market exists even though our companies have excellent positions in their respective industries. NACCO Materials Handling Group, for example, has a world leadership position in the lift truck industry. Hamilton Beach/Proctor-Silex has a North American leadership position in the small electric appliance industry. Kitchen Collection has the leadership position in its factory outlet mall niche. North American Coal is an outstanding service-oriented coal miner.

     Our hope is that enhanced future earnings prospects and what we believe is a new underlying base earnings level, especially for the historically cyclical lift truck business, will increasingly be recognized in the marketplace in the years ahead, and that this will cause the total return gap relative to the S&P 500 to begin to close. Further, over time, increased understanding in the marketplace of our complex capital structure and of our several distinct businesses, as well as a larger market capitalization which could attract more interest from both analysts and investors, could reinforce this process.


                                     ###

     We believe that reinvesting internally generated cash at sound returns through NACCO and a modest dividend policy will maximize investors' long-term total returns. Needless to say, if we can earn at least a 14 percent return on equity (our internal objective) over time by managing our existing businesses well and generating and investing free cash flow wisely, the growth of our equity through compounding should reward our stockholders well, even at a low price-earnings ratio relative to the market. Ultimately, NACCO could be recognized in the marketplace with an enhanced price-earning ratio. In short, we believe we are following a sound long-term strategy for achieving our core objective of maximizing long-term wealth creation for our stockholders.

                                      ###


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CORPORATE OFFICE
NACCO Industries, Inc.
5875 Landerbrook Drive
Mayfield Heights, Ohio 44124
(440) 449-9600

STOCK LISTING
The New York Stock Exchange
Symbol: NC

NACCO INDUSTRIES WEB SITE
www.nacco.com

[Logo]
NACCO INDUSTRIES, INC.
5875 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO  44124